    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998
                                                      Registration No. 333-20647
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             ASPEN TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             MASSACHUSETTS                                  04-2739697
     (State or other jurisdiction                        (I.R.S. employer
   of incorporation or organization)                  identification number)

                                 TEN CANAL PARK
                         CAMBRIDGE, MASSACHUSETTS 02141
                                 (617) 577-0100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                                LAWRENCE B. EVANS
                Chairman of the Board and Chief Executive Officer
                             ASPEN TECHNOLOGY, INC.
                                 Ten Canal Park
                         Cambridge, Massachusetts 02141
                                 (617) 577-0100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:

           STEPHEN J. DOYLE, ESQ.                       MARK L. JOHNSON, ESQ.
   Vice President, General Counsel and Clerk          FOLEY, HOAG & ELIOT LLP
           ASPEN TECHNOLOGY, INC.                      One Post Office Square
               Ten Canal Park                        Boston, Massachusetts 02109
       Cambridge, Massachusetts 02141

================================================================================

     The Registrant hereby withdraws from registration a total of 156,297 shares of its common stock, $.10 par value, registered pursuant to its Registration Statement on Form S-3 (registration number 333-20647). Such Registration Statement initially covered a total of 246,186 shares of common stock (after giving effect to a two-for-one stock split by way of a stock dividend to persons who were holders of record of common stock as of February 14, 1997). The shares being withdrawn were registered for sale from time to time by certain selling stockholders (as named in such Registration Statement) and have not been sold as of the time of filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on this thirtieth day of January, 1998.

                               ASPEN TECHNOLOGY, INC.


                               By: /s/ Stephen J. Doyle
                                   -----------------------------------------
                                   Stephen J. Doyle
                                   Vice President, General Counsel and Clerk


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed on this thirtieth day of January, 1998 by the following persons in the capacities indicated.

              SIGNATURE                                   TITLE
              ---------                                   -----

                  *                          Chairman of the Board of Directors
-------------------------------------        and Chief Executive Officer
         LAWRENCE B. EVANS                   (Principal Executive Officer)

                  *                          Executive Vice President (Principal
-------------------------------------        Accounting Officer and Principal
          MARY A. PALERMO                    Financial Officer)

                  *                          Director
-------------------------------------
          JOSEPH F. BOSTON

                  *                          Director
-------------------------------------
       GRESHAM T. BREBACH, JR.

                  *                          Director
-------------------------------------
          DOUGLAS R. BROWN

                  *                          Director
-------------------------------------
          JOAN C. MCARDLE

                  *                          Director
-------------------------------------
            ALISON ROSS

*By    /s/ Stephen J. Doyle
   ----------------------------------
         STEPHEN J. DOYLE
         Attorney-in-fact